E-COMMERCE AND MARKETING AGREEMENT

         This E-Commerce and Marketing Agreement (this "Agreement") is entered into between MVP.COM, INC., a Delaware corporation ("MVP"), and SPORTSLINE.COM, INC., a Delaware corporation ("SportsLine").

                                   BACKGROUND

         A. SportsLine publishes and distributes a variety of sports-related information, content and services, and publishes and operates various sports-related Web sites.

         B. MVP designs and operates Web sites, for itself and third parties, through which MVP will market and sell, among other things, sporting goods; outdoor, fitness, and athletic footwear, equipment, and apparel; and sports memorabilia.

         C. SportsLine and MVP desire to enter into a 10-year strategic relationship, all as more particularly set forth herein subject to the following terms and conditions.

Therefore, the parties agree as follows:

                                    AGREEMENT

1. DEFINITIONS. Capitalized terms not expressly defined elsewhere in this Agreement have the following meanings:

         1.1. "Above-the-Fold" means placement on a Web page such that the placement is viewable on a computer screen at a 800 x 600 pixels resolution when the user first accesses such Web page without having to scroll down to view more of the Web page.

         1.2. "Acquired Businesses" means International Golf Outlet, Inc., Golf Club Trader, Inc., and TennisDirect.com, Inc.

         1.3. "Acquired Business Customers" all persons whose personal information is contained in the respective databases of the Acquired Businesses as of the Effective Date.

         1.4. "Acquired URLs" means those URLs listed in Schedule 2.11 of that certain Stock Purchase Agreement of even date herewith relating to the sale of stock of the Acquired Businesses.

         1.5. "Affiliate" means, with respect to a party, any person or entity that controls, is controlled by, or is under common control with such party, where "control" means ownership of fifty percent (50%) or more of the outstanding voting securities (but only as long as such person or entity meets these requirements).

         1.6. "Change in Control" of a party means the occurrence of any of the following: (a) any consolidation or merger of such party with or into any other entity in which the holders of such party's outstanding shares immediately before such consolidation or merger do not, immediately after such consolidation

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

or merger, retain stock representing a majority of the voting power of the surviving entity or stock representing a majority of the voting power of an entity that wholly owns, directly or indirectly, the surviving entity; (b) the sale, transfer or assignment of securities of such party representing a majority of the voting power of all of such party's outstanding voting securities to an acquiring party or group; or (c) the sale of all or substantially all of such party's assets.

         1.7. "Contract Year" means a twelve (12) month period beginning on the Effective Date or any anniversary thereof.

         1.8. "Deep Vertical Content" means any special, in-depth, or feature-length articles, essays, editorials, photographs, videos, and audio files or other media related to any sport, activity, team, athlete, or any other sports, outdoors, or fitness-related content (or any collection of the foregoing) that consists of more than only news, odds, video/audio highlights, scores (including real-time and delayed scores), statistics (including real-time and delayed statistics), fantasy sports leagues and related utilities, and game summaries, in each case other than Sports Merchandise Content.

         1.9. "Effective Date" shall mean January 1, 2000.

         1.10. "Internet" means the global network of interconnected computer networks, each using the Transmission Control Protocol/Internet Protocol (and/or such other standard network interconnection protocols as may be adopted from time to time), which is used to transmit content that is directly or indirectly delivered to a computer or other digital electronic device for display to an end-user, whether delivered through online browsers, commercial online services, offline browsers (a browser that allows users to access a site without requiring an online connection) or through push technology, electronic mail, broadband distribution (high bandwidth above 56kb), satellite, wireless or otherwise.

         1.11. "Manufacturer" means a company whose primary business is the ***.

         1.12. "MVP Competitor" means any company, other than a ***, that (a) owns or operates a Web site which is engaged primarily in the business of selling or offering for sale Sports Merchandise (e.g., ***and (b) any company engaged primarily in the business of the retail sale of Sports Merchandise (including bricks-and-mortar retailers and catalog retailers).

         1.13. "MVP Proprietary Web Site" means any Web site under the "mvp" second-level domain (e.g., mvp.com or xxx.mvp.com) currently known as the MVP.com Web site and any successor site, or any other Web site owned by MVP. MVP Proprietary Web Site does not include any Web site operated by MVP on behalf of or in conjunction with any third party or any MVP Affiliate.

         1.14. "MVP Web Sites" means (a) all MVP Proprietary Web Sites, and (b) any other Web sites (other than the SportsLine Stores or Third Party Stores) owned, created, operated, or produced by or on behalf of MVP, including the Web sites located at the Acquired URLs and any successors to such Web sites.

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

         1.15. "Net Merchandising Revenue" means all gross revenue (including product sales and gift certificates), minus ***, and, to the extent included in gross revenue, ***, from all Sports Merchandise sales transactions conducted:

                  (a) on or through any SportsLine Stores;

                  (b) on or through a Third Party Store (other than a store operated for ***or ***) until such time as merchandise revenue sharing payments become due to any third party on account of the applicable Third Party Store and which merchandise revenue sharing payments MVP is obligated to pay;

                  (c) with a *** who completes a sales transaction for Sports Merchandise either:

                           (i)      ***(ii) ***(iii) ***(iv) ***(v) ***(vi)
                                    ***(d) subject to Section ***, with an
                                    Acquired Business Customer who completes a sales transaction for Sports Merchandise either:***(i) ***(ii) ***(iii) ***(iv)
                                    ***(v) ***

         1.16. "Point-of-Sale Advertisement" means a promotion designed to lead a SportsLine User directly to a third party Web site for the express purpose of selling Sports Merchandise.

         1.17. "Quarter" or "Quarterly" means a three (3) month period beginning on the Effective Date or a three (3) month, six (6) month, or nine (9) month anniversary thereof.

         1.18. "Session" means a period of time commencing when a user first accesses a page of a MVP Web Site and terminating on the later of when the user
(a) places a purchase order on the applicable MVP Web Site, (b) accesses a MVP Web Site (e.g., through a link from another site, a bookmark or hand entering
URL), or (c) otherwise exits the applicable MVP Web Site.

         1.19. "Sports Content" means sports scores, statistics, game summaries, wire reports, news, editorial, photographs, video and audio files, fantasy sports games, and other sports-related information and services of a similar nature, whether in text, multimedia, or any other format, published on the SportsLine Web Site. Sports Content specifically includes content licensed to SportsLine with right of further sublicense. Sports Content specifically excludes content from third party Web sites operated by or affiliated with SportsLine which SportsLine does not have the right to license or sublicense to third parties.

         1.20. "SportsLine Competitor" means any Internet or other online sports media service of any of the following: ***; ***1.21. "SportsLine Existing Merchandise Agreements" means the agreements between SportsLine and the third parties listed in Exhibit F.

         1.22. "SportsLine Stores" means all of (a) those pages of the SportsLine Web Site at any time during the Term comprising transactional platforms for the sale of Sports Merchandise, (b) any future Web Sites owned or operated by MVP that are co-branded with SportsLine or its Affiliates; and (c)

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

SportsLine's business-to-consumer auction Web sites that sell primarily Sports Merchandise. The SportsLine Stores in existence as of the Effective Date are set forth in Exhibit A. SportsLine Stores do not include Third Party Stores.

         1.23. "SportsLine User" means any person who accesses the SportsLine Web Site or other Web sites owned, operated or controlled by SportsLine or its Affiliates.

         1.24. "SportsLine Web Site" means all pages under the "sportsline" second-level domain (e.g., sportsline.com or cbs.sportsline.com) currently known as the "CBS SportsLine" Web site (and any successor Web site), excluding any derivative (e.g., the use of a tertiary domain) of the "sportsline.com" second level domain directed to any information, materials or content not published under the CBS SportsLine or successor brand.

         1.25. "Sports Merchandise" means (a) sports, outdoors and fitness-related equipment (e.g., bats, balls, gloves, racquets, clubs, helmets, tents, skis, fishing equipment and exercise equipment); (b) sports, outdoors and fitness-related clothing (e.g., team jerseys, footwear, and exercise clothing) and active apparel (other than SportsLine and CBS logo items such as shirts and caps with respect to which SportsLine will retain such rights); (c) sports-related items that are unique and worthy of remembrance (e.g., autographed items such as balls, bats, jerseys, and pictures as well as clothing, footwear, and equipment actually worn or used by famous athletes); and
(d) electronics primarily designed for sports-related use (e.g., heart rate monitors, marine electronic devices, cycling computers). Sports Merchandise shall not include ***

         1.26. "Sports Merchandise Content" means any special, in depth, or feature length articles, essays, editorials, photographs, videos, audio files, and other information of a similar nature (whether in text, multimedia, or any other format) or other media, tools or applications (or any collection of the foregoing) related to (i) the competitive or recreational use of sports products, including Sports Merchandise, or (ii) the purchase of Sports Merchandise.

         1.27. "Term" has the meaning set forth in Section 12.1.

         1.28. "Third Party Stores" means all of (a) those pages of Web sites (or portions thereof) operated by SportsLine for third parties (e.g., *** at any time during the Term comprising transactional platforms for the sale of Sports Merchandise, and (b) the subject third party's business-to-consumer auction Web sites, if any, that sell primarily Sports Merchandise. The Third Party Stores in existence as of the Effective Date are set forth in Exhibit E.

         1.29. "Third Party Store User" means any person who accesses a Third Party Store.

         1.30. "Transition Period" has the meaning set forth in Exhibit B.

         1.31.    "Web" means the Internet and any successor system.

         1.32.    "URL" means uniform resource locator.

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

2.       DEVELOPMENT AND TRANSITION

         2.1. Development and Transition. SportsLine and MVP will use commercially reasonable efforts to implement the transition plan set forth in Exhibit B. During the Transition Period, SportsLine will continue to operate the SportsLine Stores in a commercially reasonable manner, and MVP will reimburse SportsLine for all expenses directly attributable to SportsLine's operation of the SportsLine Stores (including personnel, cost of goods sold, shipping and handling, transactional expenses, and capital expenditures) during the Transition Period ("Transition Period Expenses"), provided that such expenses are in accordance with the budget approved by the parties, and non-budgeted expenses in excess of *** and all out-of-pocket advertising expenses and employee training expenses (regardless of amount) are approved in writing by MVP. With respect to the period commencing on January 1, 2000 and ending on March 31, 2000, MVP shall pay Transition Period Expenses in the amount of *** (which includes projected figures for March 2000 which will be adjusted post-closing to reflect actual operations and which adjustment shall be made to the next monthly invoice for Transition Period Expenses or the next Quarterly Guaranteed Payment, whichever occurs first), according to the statement attached hereto as Appendix B-1 and which is due and payable upon execution of this Agreement. SportsLine will invoice MVP for Transition Period Expenses on a monthly basis for the remainder of the Transition Period in a manner consistent with Appendix B-1, and MVP shall pay such invoices within thirty (30) days of receipt of invoice. At MVP's request, SportsLine will provide MVP a reasonably detailed report setting forth the following information for the Transition Period (1)revenue from sales via the SportsLine Stores, and, as applicable, Third Party Stores and (2) Transition Period Expenses.

         2.2. Transition of SportsLine Employees. SportsLine will offer incentives to all of its employees currently affiliated with the SportsLine Stores to work until *** to assist in the Transition Period. MVP will make offers to hire all reasonably qualified (as determined by MVP in its sole discretion) SportsLine merchandising staff and customer service personnel, and will provide those hired ***. Toward that end, SportsLine will provide MVP with a list of eligible employees and will generally assist MVP in hiring such employees. MVP will interview all eligible employees at least three (3) weeks prior to the end of the Transition Period based upon work performed during the Transition Period. MVP will reimburse SportsLine for any and all compensation and benefits paid in the ordinary course of business for all SportsLine employees working (whether full-time or part-time) in connection with the SportsLine Stores or Third Party Stores during the Transition Period, regardless of whether any or all of such employees are eventually hired by MVP. Subsequent to the Transition Period, SportsLine will be solely responsible for all expenses, costs, and liabilities associated with any SportsLine employee working in connection with the SportsLine Stores and Third Party Stores. ***

3.       OPERATION

         3.1. Operation. Upon conclusion of the Transition Period, and as further provided in this Agreement, MVP will assume responsibility, at its own expense, for the design, hosting, operation and ongoing maintenance of the SportsLine Stores and Third Party Stores, including the following:

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

                  (a) Design. MVP will be responsible for design of the SportsLine Stores and each Third Party Store and selection and placement of content therein (including branding, and links to other pages of the SportsLine Web Site, SportsLine Stores, Third Party Stores, other Web sites owned or operated by SportsLine or its Affiliates, and, subject to Sections 4.1(d) and 7.6, MVP Web Sites) and advertising inventory (if any, and, in all cases, subject to Section 6.10(b)), in the SportsLine Stores, which ad copy shall be subject to SportsLine's then-current generally applicable advertising guidelines as disclosed to MVP in writing, and as amended from time to time by SportsLine (provided that MVP receives prior written notice of such amendments), and, with respect to Third Party Stores, further subject to any existing applicable requirements of third-party agreements between SportsLine and third parties, provided that MVP is informed of such requirements. MVP shall consult with SportsLine with respect to development and operation of the SportsLine Stores and Third Party Stores, including advice on how to best drive traffic and effectively enhance the customer experience within all SportsLine Stores and Third Party Stores. *** (or the applicable third party, in the case of Third Party Stores for which the applicable third party has reserved or been granted a right of approval pursuant to its agreement with SportsLine) will have final approval over the user interface, graphical look and feel, design, navigation, and functionality of the SportsLine Stores and Third Party Stores. *** will not unreasonably withhold or delay such approval.

                  (b) Terms of Service. MVP will be responsible for creation and administration of terms of service policies applicable to the SportsLine Stores and Third Party Stores, subject to SportsLine's (or, in the case of Third Party Stores for which the applicable third party has reserved the right of final approval in its agreement with SportsLine, the third party's) prior review and approval, which approval will not be unreasonably withheld, and, with respect to Third Party Stores, further subject to any existing applicable requirements of third-party agreements between SportsLine and third parties, provided that MVP is informed of such requirements.

                  (c) Product Procurement. Subject to SportsLine's existing contractual obligations to third parties of which MVP has received notice from SportsLine, MVP will make available through the SportsLine Stores (i) the complete product lines of Sports Merchandise it carries on the MVP Web Sites subject to (x) any approvals of Manufacturers or other third parties required to sell certain Sports Merchandise on the SportsLine Stores (which approvals MVP will use commercially reasonable efforts to obtain, it being understood that the approval of any third party may be withheld by the applicable third party) and (y) any third party agreements applicable to MVP Web Sites other than the MVP Proprietary Web Sites, which restrict the distribution of specific items of Sports Merchandise outside of the specific MVP Web Site for which it was sourced (e.g., *** logoed merchandise on a *** co-branded MVP Web Site), and (ii) any *** SportsLine may request from time to time, subject to this Section 3.1(c) and Section 6.2. Product lines to be carried on Third Party Stores shall be subject to the terms and conditions of the agreement governing the applicable Third Party Store. MVP and SportsLine will consult with each other to determine demand forecasts for the SportsLine Stores and Third Party Stores prior to key buying periods to assist MVP to purchase or make other arrangements to

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

         obtain inventory to meet such demand forecasts, and MVP will use commercially reasonable efforts to purchase additional products to meet actual demand in excess of such projections.

                  (d) Order Processing; Customer Service. MVP will be responsible for order processing and customer service for the SportsLine Stores and the Third Party Stores as follows: (i) fulfilling SportsLine customer orders (pick, pack and ship) upon receipt of such orders electronically from the SportsLine Stores or Third Party Stores,
         (ii) handling returns in a manner consistent with MVP's generally applicable operational standards, (iii) operating a call center and sufficient dedicated toll-free telephone numbers to be answered by MVP personnel (or the personnel of a third party handling customer service on behalf of MVP) to provide telephone and e-mail customer service for the SportsLine Stores and applicable Third Party Stores in accordance with the service levels set forth in Appendix C-1. ***. SportsLine shall have the right to *** from time to time to assess and improve *** and *** for the SportsLine Stores and the Third Party Stores, and MVP will consider in good faith the results of such ***.

                  (e) Fulfillment. MVP will be responsible for distribution center and other fulfillment capabilities and costs as described in Exhibit C. MVP will offer a reasonable range of shipping options and *** for ***, and will ensure that such charges are commercially reasonable shipping rates consistent with industry standards. *** in connection with sales via the SportsLine Stores will be *** in a manner mutually determined by the parties, and labeling and invoices in connection with sales via Third Party Stores shall be as mutually agreed upon between MVP and the applicable third party. Notwithstanding the foregoing, with respect to the sale of products via the SportsLine Stores and fulfilled by *** in connection with such sales shall be branded with the SportsLine brand to the extent practicable.

                  (f) Credit Card Processing. MVP will be responsible for all credit card processing, clearance, returns, and charge-backs. In particular, MVP, at its sole expense, will: (i) provide a secure connection to a reputable credit card clearing organization of its choosing for the purpose of authorizing, charging and crediting customers for auction sales; (ii) be exclusively responsible, at its sole expense, for all merchant account costs associated with such service provider including processing fees and development fees associated with setting up a business relationship; (iii) use *** (and update the same to keep pace with changes to industry practices) to create a secure environment for the transmission, receipt and storage of all customer billing information, and (iv) maintain separate merchant account identification numbers to permit each of the Third Party Stores to be identified on a customer's credit card statement.

                  (g) Technology Infrastructure.  MVP will:

                           (i) create, maintain and update all aspects of systems and server infrastructure and hosting, operating and updating the SportsLine Stores and each Third Party Store on MVP's own servers, it being understood that the SportsLine Stores will be hosted under the *** brand and primary URL ***

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

                                    except as otherwise approved in advance and in writing by SportsLine, and the Third Party Stores shall be hosted under brands and primary URLs as specified in the agreement governing the applicable Third Party Store;

                           (ii) integrate all elements of electronic retailing (including online shopping cart capacity, order and credit card processing, "wallet" technology, and product and inventory maintenance) necessary to publish and operate the SportsLine Stores and the Third Party Stores on a fully secure and integrated basis consistent, at a minimum, with *** (and update the same to keep pace with changes to industry practices) and SportsLine Existing Merchandise Agreements;

                           (iii) be solely responsible for all connectivity and bandwidth costs and expenses associated with the SportsLine Stores and the Third Party Stores and coordinating logistics necessary to ensure a real time inventory interface between (A) the SportsLine Stores or the Third Party Stores, as applicable, and (B) MVP's back-end and distribution center systems;

                           (iv) develop, maintain and update all application programming interfaces (APIs) necessary to integrate the SportsLine Stores and Third Party Stores with *** systems to enable *** marketing personnel to continue to promote products offered for sale on the SportsLine Stores and the Third Party Stores as provided in Exhibit D;

                           (v) develop, maintain and update APIs necessary to authenticate, on a real time basis, authorization for *** to registered end users of the *** Web Site and Web sites with respect to which MVP is operating Third Party Stores, and such API's will operate in a manner such that registered end users will not have to re-enter previously submitted information.

                           (vi) monitor the performance and availability of the SportsLine Stores and the Third Party Stores on a continuous basis.

                  (h) Sales Taxes. MVP shall be deemed the retailer for sales tax purposes. MVP shall maintain a system of sales tax reporting. MVP shall be responsible for collecting from each customer all sales taxes and duties applicable according to the foregoing, and reporting and remitting such taxes and duties to the appropriate taxing authority. In addition, upon SportsLine's request, MVP shall provide, subject to
         Section 11, SportsLine with any and all *** in MVP's possession or control necessary to respond to ***.

                  (i) Auctions. MVP will assume sole responsibility for stocking the SportsLine/*** business-to-consumer auction and operating the same on an "as is" basis in accordance with ***. MVP shall receive ***

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

         percent *** of merchandising-related revenues generated from sales via the *** auction, which revenue shall be subject to the payment of the Promotional Fees to SportsLine as more fully set forth in Section 9 below. The parties will work together in good faith to develop a strategy for operating ***. In addition, *** MVP shall, in its sole discretion, be responsible for maintaining the technology infrastructure necessary to operate an online auction capability in accordance with then-current industry standard technology, and incorporate improvements and new developments as such become commercially practicable.

                  (j) SportsLine Existing Merchandise Agreements. MVP acknowledges that SportsLine is subject to pre-existing obligations pursuant to the SportsLine Existing Merchandise Agreements. Accordingly, MVP agrees to comply with the applicable terms and conditions of SportsLine Existing Merchandise Agreements when fulfilling its obligations under this Agreement, ***. As provided in
         Section 1.15(b), ***("Third Party Store Merchandise Revenue Payments"), *** MVP shall be responsible for payment of any Third Party Store Merchandise Revenue Payments due to parties (other than SportsLine) pursuant to such SportsLine Existing Merchandise Agreements. *** ***

                  (k) Clearance/Closeout Section. MVP shall maintain, until the end of the Transition Period, a section of the SportsLine Stores devoted to closeout and clearance promotions consistent with that operated by SportsLine as of the Effective Date.

         3.2. Subcontractors. MVP may employ subcontractors (which may be subject to approval pursuant to SportsLine Existing Merchandise Agreements) to carry out any of its duties or responsibilities described in Section 3.1, provided that MVP (i) retains overall control of and responsibility for the fulfillment of such duties or obligations, and (ii) each subcontractor agrees to comply with and be bound by, through agreement, instruction or otherwise, MVP's confidentiality obligations specified in this Agreement. Nothing in this Section
3.2 shall be construed to discharge MVP from any duty or responsibility of MVP undertaken by any subcontractor.

         3.3. Service Levels. MVP will meet the operational and customer service standards set forth in Exhibit C and Appendix C-1.

         3.4. Pricing. MVP shall price all products sold through the SportsLine Stores and the Third Party Stores in a manner to remain reasonably competitive with ***. MVP and SportsLine agree to establish an incentive program to provide *** with a discount off any purchases made through the SportsLine Stores and the Third Party Stores. Such discount program will be set forth in a separate agreement to be negotiated in good faith between the parties. At SportsLine's request, MVP will provide to members of the SportsLine Web Site membership and frequency loyalty programs either a discount in an amount not to exceed *** of the amount of the purchase (excluding sales taxes and shipping and handling) or ***, provided SportsLine will reimburse MVP for the amount of the discount or the cost of the ***, as applicable, but in either case where such *** promotion is not a discount or promotion generally available to SportsLine Web Site users. Without limiting the foregoing, the prices for products offered for sale on the

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

SportsLine Stores and the Third Party Stores will be *** to the prices and promotions for the same products offered for sale on any MVP Web Site (other than any outlet stores), except for *** for close-out merchandise and *** and promotions on select products. Any discount to be made available to *** will be addressed in a separate agreement.

         3.5. Relationship Oversight. SportsLine will hire senior merchandising employees as account executives to oversee the SportsLine's relationship with MVP and will assist MVP, as MVP may request, with respect to product mix and pricing of all Sports Merchandise sold through the SportsLine Stores and in determining demand forecasts prior to key buying periods pursuant to Section 3.1(c). SportsLine's senior merchandising employees will oversee the MVP relationship and will have direct input on *** regarding the *** and *** of Sports Merchandise on the SportsLine Stores and the Third Party Stores, subject to and in accordance with Section 6.2.

         3.6. Delivery of Sports Content. SportsLine will deliver scores, statistics, game summaries, and other mutually agreed upon Sports Content to MVP as reasonably requested by MVP on a prompt and timely basis and in a mutually agreed upon format for publication and display on the ***, the SportsLine Stores, the Third Party Stores, and any *** operated by MVP during the Term, subject to the terms and conditions of this Agreement with respect to the use of such Sports Content. SportsLine and MVP will cooperate in good faith to enter into agreements pursuant to which MVP may obtain and use *** from third party Web sites operated by or affiliated with SportsLine. Use of the *** on the *** is at the sole discretion of *** and subject to the terms and conditions of Sections 6.8 and 8.1 of this Agreement.

         3.7. Content Guidelines. The SportsLine Stores and the Third Party Stores shall not, without SportsLine's prior written consent, (a) contain any material which denigrates SportsLine, CBS, the party for which a Third Party Store is operated, or the respective members, directors, officers or employees of the foregoing; (b) offer to any end user any feature which permits such end user to *** on any professional or amateur sporting event or accomplishment from such Site; (c) distribute content with the primary purpose of assisting end users in *** any professional or amateur sporting event or accomplishment (including any content that utilizes professional or amateur sporting event *** in connection with any *** or *** about the *** of any professional or amateur sporting event); (d) display any advertisement, promotion or sponsorship promoting *** any professional or amateur sporting event or accomplishment; or
(e) display or otherwise maintain *** containing any material described in the foregoing clauses (a)-(d). This Section 3.7 will not apply to any content or material furnished to MVP by SportsLine for use or publication on the SportsLine Stores or Third Party Stores, nor any content or material furnished to MVP by the third party (e.g., ***) for whom MVP is operating a Third Party Store for use or publication on such Third Party Store, provided that, prior to publishing such content or material, MVP notifies SportsLine in writing of such third party's request to publish such content or material on the Third Party Store.

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

4.       ADVERTISING, PROMOTION, AND MARKETING

         4.1.     Integrated Promotion and Marketing Efforts

                 (a) In General. During the Term, SportsLine will promote the SportsLine Stores in a manner consistent with Exhibit D. Further, SportsLine will continue to provide, at its sole expense and subject to necessary third party consents that SportsLine will use commercially reasonable efforts to obtain (it being understood that the approval of any third party may be withheld by the applicable third party), the marketing resources that are contractually available to SportsLine to promote the SportsLine Stores as of the Effective Date (including advertising on the ***, the ***, and the *** in a manner consistent with that utilized as of the Effective Date and to the extent SportsLine continues to have the right to such marketing resources. MVP acknowledges that all branding and promotion associated with such marketing resources will be for ***, and that SportsLine's obligation to provide any promotion available pursuant to third party agreements is limited to agreements in existence as of the Effective Date (and subject to such third parties approval) and that SportsLine shall be under no obligation to *** any of such agreements.

                  (b)      ***

                  (c) Responsibility for Promotional Materials. MVP shall be responsible for designing, creating and delivering all digital product copy (including product reviews and instructional content) and images and other pertinent information and materials necessary to create and promote the SportsLine Stores. MVP shall be responsible for the cost of production of all promotional graphics necessary to promote all products offered for sale on the SportsLine Stores and promoted within the SportsLine Web Site or offered for sale on the Third Party Stores and promoted within the applicable third party Web site.

                  (d) Additional Restrictions. All marketing, advertising and promotion of the SportsLine Stores and Third Party Stores to which MVP is entitled pursuant to this Agreement shall promote and link solely to the SportsLine Stores or, as applicable, Third Party Stores, and is further subject to Section 7.6. For purposes of clarity, under no circumstances may any of the marketing, advertising or promotion of the SportsLine Stores and Third Party Stores to which MVP is entitled link to or otherwise promote any MVP Web Site or destination other than the SportsLine Stores or Third Party Stores. MVP will not be considered to be in breach of this paragraph (d) with respect to any such unauthorized marketing, advertising, or promotion of or link to the SportsLine Stores or Third Party Stores where the content for such unauthorized marketing, advertising, or promotion or link is created or produced by SportsLine or the third party for whom a Third Party Store is operated (e.g. if a SportsLine employee erroneously creates a promotion that links directly to an MVP Web Site).

5.       *** ENDORSEMENTS AND OFFICIAL MERCHANDISING RELATIONSHIPS

         5.1. *** Endorsements. During the Term, MVP and SportsLine will work together in good faith to assist each other in establishing *** with the ***

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

affiliated with the other party (i.e., MVP will assist SportsLine in establishing relationships with *** and SportsLine will assist MVP in establishing relationships with ***).

         5.2.     ***.

                  (a) Covenants. Subject to the conditions set forth in Section
         5.2.2 below, SportsLine agrees that it will not *** ***
         (collectively, "*** Rights") ***.

                  (b) Conditions. SportsLine's covenants in Section 5.2(a) above will be excused (i.e., SportsLine shall not be bound by such covenants) if, and only to the extent that, MVP fails to meet any of the following conditions:***(i) ***(ii) ***(iii)***

                  (c) Acknowledgments. MVP further acknowledges and agrees that:

                           (i) SportsLine's covenants in Section 5.2(a) shall in no way constitute a waiver of any of the rights granted to SportsLine under its ***,

                           (ii) any grant of rights from *** to or on behalf of *** shall not be in lieu of ***'s obligations to ***, and

                           (iii) *** will coordinate the use of the *** Rights with *** to avoid confusion in the marketplace and any conflict with ***'s obligations to ***.

         5.3. Relationships with ***. Beyond the obligations set forth in
Section 3.1(j) and with respect to all *** not currently under contract with SportsLine or MVP as of the execution of this Agreement, SportsLine and MVP shall cooperate in good faith with respect to joint content and commerce relationships in which SportsLine will be the *** and MVP will *** (it being understood that, subject to the parties' duty of good faith and fair dealing, neither party will be prohibited from entering into such relationships if the applicable prospective partner chooses, in its sole discretion, not to enter into an agreement with the other party or if pre-existing agreements preclude such third party from working with either MVP or SportsLine).

6.       EXCLUSIVITY

     6.1.Exclusive Provider of Sports Merchandise.

                  (a) General Scope. Except as expressly provided in this
         Section 6, and subject to the contractual commitments of SportsLine and its Affiliates existing as of the date of execution of this Agreement as specified on Exhibit F, including any third party approvals required with respect to any Web sites operated by SportsLine on behalf of third parties ***, MVP will be the exclusive provider of Sports Merchandise for (i) the SportsLine Web Site; or (ii) any other Web site owned by

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

         SportsLine that is targeted primarily at a U.S. audience ("Other SportsLine Web Site").

                  (b) Acquired Web Sites. Other SportsLine Web Sites shall not include any Web site acquired by SportsLine (an "Acquired Web Site"), whether through an acquisition of or merger with a third party or otherwise, either (i) ***; or (ii) if (A) ***, (B) ***, and (C) ***.

                  (c) Further Exceptions. MVP acknowledges that this Section 6.1 shall not preclude SportsLine from performing *** (in addition to any other services) (a) pursuant to agreements with official rights holders with respect to which MVP is not providing such services, (b) in connection with *** and *** or other Web Sites produced by SportsLine or its Affiliates.

         6.2. Sports Merchandise Not Provided by MVP. SportsLine retains the right to enter into direct relationships with *** or *** to drop ship, consign, or procure any type of Sports Merchandise that MVP is unwilling or unable to procure or offer for sale through the SportsLine Stores or any Third Party Stores as follows. If there is any type of Sports Merchandise that is not being offered on the SportsLine Stores or any Third Party Stores and that SportsLine desires to have offered on the SportsLine Stores or any Third Party Stores, SportsLine may notify MVP in writing that SportsLine would like to have this type of Sports Merchandise offered on the SportsLine Stores or a particular Third Party Store. MVP will then have *** days to notify SportsLine of one of the following, subject to the applicable conditions:

                  (a) MVP intends to make arrangements to procure and offer for sale the subject Sports Merchandise on the SportsLine Stores or the subject Third Party Store. If MVP notifies SportsLine that MVP intends to offer the requested type of Sports Merchandise on the SportsLine Stores, and, if applicable, the subject Third Party Store, MVP will have *** days to make arrangements to procure and begin offering this type of Sports Merchandise on the SportsLine Stores and the applicable Third Party Store. If MVP notifies SportsLine that MVP intends to offer the requested type of Sports Merchandise on the SportsLine Stores and the subject Third Party Store, but fails to begin offering this type of Sports Merchandise on the SportsLine Stores or any Third Party Store within the *** day period described above, SportsLine may make its own arrangements to procure this type of Sports Merchandise from a reputable vendor, and within *** days of receipt of notice from SportsLine that such arrangements have been made (including all information necessary for fulfillment of customer orders), MVP will begin offering such Sports Merchandise on the SportsLine Stores or the subject Third Party Store, as applicable.

                  (b) MVP reasonably believes that the subject Sports Merchandise is not consistent with the nature and quality of the other types of Sports Merchandise offered on the SportsLine Stores or a particular Third Party Store, and accordingly, MVP does not intend to offer this type of Sports Merchandise on the SportsLine Stores. If MVP notifies SportsLine that MVP believes the requested type of Sports Merchandise is not consistent with the nature and quality of the other

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

         types of Sports Merchandise offered on the SportsLine Stores or a particular Third Party Store, this type of Sports Merchandise will not be offered on the SportsLine Stores, subject to any rights that the applicable Third Party may have under its agreement with SportsLine, with respect to a particular Third Party Store, to request or require that certain products or types of products be offered for sale on the Third Party Store.

                  (c) MVP reasonably believes that the subject Sports Merchandise is consistent with the nature and quality of the other types of Sports Merchandise offered on the SportsLine Stores, but nevertheless MVP does not intend to make arrangements to procure and offer of the subject Sports Merchandise on the SportsLine Stores. If MVP notifies SportsLine that MVP believes such type of Sports Merchandise is consistent with the nature and quality of the other types of Sports Merchandise offered on the SportsLine Stores, but nevertheless MVP does not intend to make arrangements to procure and offer such type of Sports Merchandise on the SportsLine Stores, SportsLine may make its own arrangements to procure this type of Sports Merchandise from a reputable vendor, and within *** days of receipt of notice from SportsLine that such arrangements have been made (including all information necessary for fulfillment of customer orders), MVP will begin offering such Sports Merchandise on the SportsLine Stores. MVP will provide fulfillment and customer services, on a mutually agreed upon basis (with respect to which MVP will negotiate in good faith on commercially reasonable terms) for such products obtained through consignment or procurement by SportsLine. To the extent MVP provides such services, MVP shall collect and retain gross revenue and shall pay to SportsLine a transaction fee to be determined on a case-by-case basis based upon the available gross margin available on each product so sourced.

         6.3. SportsLine Advertising. Except as expressly provided in this
Section 6.3 and in Section 6.4, nothing in this Agreement will restrict SportsLine's or its Affiliates ability to enter into any advertising or sponsorship arrangement or agreement (and retain all of the revenue generated therefrom) in connection with or on the SportsLine Web Site. SportsLine agrees that it and its Affiliates will not enter into any advertising or sponsorship arrangement relating to the SportsLine Web Site (a) ***; (b) for ***; or (c)***

         6.4. SportsLine Advertisement of Manufacturers. Subject to Section 6.3(c), SportsLine may enter into advertising or sponsorship arrangements and agreements with any Manufacturer, and MVP acknowledges and agrees that MVP will not be entitled to any revenue therefrom and that SportsLine shall retain all such revenue. ***

         6.5. Third Party Sites. The provisions of Sections 6.3 and 6.4 do not apply with respect to third party Web sites produced or operated by SportsLine, and MVP acknowledges and agrees that the sale and trafficking of all advertising and sponsorships in connection with such sites shall be subject to the terms and conditions of separate agreements with such third parties, and, in some cases, the sole discretion of the applicable third party.

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

         6.6. SportsLine Frequency Loyalty Program. MVP acknowledges and agrees that SportsLine may enter into agreements with third parties with whom members of the SportsLine Web Site's then-current frequency loyalty programs may redeem points earned through the participation in such programs ("Redemption Partners") through various third parties and that such Redemption Partners may be MVP Competitors. Accordingly, Sections 6.1 through 6.4 shall not prohibit such agreements with Redemption Partners in their capacity as Redemption Partners, provided that SportsLine grants MVP a right of first refusal to be SportsLine's Redemption Partner for promotions or redemptions involving Sports Merchandise.

         6.7. Additional Goods and Services. Nothing in this Section 6 will be construed to prevent or restrict in any way SportsLine's right to sell, market, or distribute (and to keep all revenues associated therewith) (a) membership or premium services, including specialty content, reward or loyalty programs, fantasy sports products or services, sports-related careers, or magazine subscriptions; (b) products that are not Sports Merchandise; and (c) other intangible products or services, including retail software downloads, video games, cybercards, or satellite television programming.

         6.8. MVP Services. For *** from the Effective Date, MVP agrees that it and its Affiliates will not perform, market or otherwise provide or enter into any agreement to provide *** to or for the benefit of any *** without ***. Thereafter, MVP will be free to enter into any relationship with any *** subject to ***. Nothing in this Section 6.8 will be construed to prevent or restrict MVP's ability to *** with ***.

         6.9. SportsLine Content

                  (a) SportsLine Exclusivity. SportsLine will be MVP's exclusive source of *** (other than ***) for the MVP Web Sites subject to applicable third party content licenses governing SportsLine Content. The foregoing will not prevent MVP from (i) entering into any agreement to obtain and publish on any MVP Web Sites any *** or *** that SportsLine is unwilling or unable to provide (provided that, prior to entering into any such agreement, MVP gives *** prior written notice of its desire to obtain and publish such content), or (ii) from entering into agreements with third parties (other than ***) to operate MVP Web Sites, other than MVP Proprietary Web Sites, for such third parties and which MVP Web Sites will contain sports-related content supplied by such third parties. ***

                  (b) MVP Exclusivity. SportsLine shall not license or otherwise provide any *** to any MVP Competitor for a period of *** beginning on the Effective Date, except that SportsLine may license or otherwise provide content for sports other than ***, and *** to MVP Competitors, provided that SportsLine notifies MVP prior to entering into such relationships. ***

         6.10.    Media Advertising

                  (a) MVP Web Sites. If during the Term, MVP desires to enter into media advertising sales in connection with any MVP Web Sites, MVP will do so by leveraging the SportsLine sales force provided SportsLine

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

         advertising related commissions and services are reasonably competitive in the marketplace. In cases where MVP is producing a MVP Web Site other than a MVP Proprietary Web Site and MVP does not control the selection of the sales force used to sell advertising on the MVP Web Site, the third party for which the Web site is being produced may utilize its own sales force or any other sales force it selects. Notwithstanding the foregoing, MVP shall be free to sell co-op sponsorships, provided, however, MVP will coordinate such activities with SportsLine.

                  (b) SportsLine Stores and Third Party Stores. SportsLine shall have the exclusive right to sell advertising in connection with the SportsLine Stores, and, as between SportsLine and MVP, all Third Party Stores. Notwithstanding the foregoing, MVP may negotiate and enter into co-op advertising arrangements and agreements with any third party other than a SportsLine Competitor, for placement on the SportsLine Stores, provided that MVP will use good faith efforts to coordinate such activities with SportsLine. MVP will be entitled to retain *** of the revenue generated from its co-op advertising arrangements.

         6.11. Other Relationships. Subject to Section 6.9(b), SportsLine will retain the right to enter into relationships with third parties to create Web sites for Internet service providers, portals (including ***), or other Web sites. SportsLine and MVP will mutually agree upon the terms under which MVP may provide e-commerce related services with respect to such present and future relationships.

         6.12.    ***

         6.13.    ***

                  (a) Permissible Promotion. MVP acknowledges that SportsLine has a pre-existing agreement with *** as ***, and agrees that *** shall not be considered an *** or a *** for purposes of this Agreement. SportsLine agrees that any promotion of *** on the SportsLine Web Site
         (i) shall link to either the *** Web site or to the SportsLine Stores;
         (ii) any such promotion of *** will not consist of a "storefront" (i.e., a platform for consummating transactions on the SportsLine Web Site or single presentation of a broad selection of items offered for sale by ***); and (iii) SportsLine will facilitate discussions with *** for the purposes of incorporating *** product offerings into the SportsLine Store, and to establish MVP as a retail partner of *** whereby *** merchandise may be offered for sale on the MVP Web Sites, the SportsLine Stores, or both.

                  (b)      ***

7.       TRAFFIC ATTRIBUTION; CUSTOMER DATA; REPORTING

        7.1. Traffic Attribution. The URLs for the SportsLine Stores will be constructed in such a way that *** page views to the SportsLine Stores will be attributable to *** for assessing Media Metrix (or a similar, mutually acceptable third party that provides traffic measuring services) traffic and

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

reach measurement purposes. SportsLine shall use commercially reasonable efforts to provide written confirmation to any traffic measuring organization, including Media Metrix, that certifies that MVP manages the SportsLine Stores on behalf of SportsLine to permit MVP to get appropriate credit for producing the SportsLine Stores.

        7.2. Privacy Policy. The parties will work together to prepare a privacy policy governing customer data collection and usage in connection with the SportsLine Stores (the "Privacy Policy") that is consistent with applicable laws and industry standards (including SportsLine's current certification standards (TRUSTe)) and reasonably acceptable to each party.

        7.3. *** Ownership of SportsLine Store Customer Data. Information regarding individual customers and customer orders generated from the SportsLine Stores (***") will be owned ***. MVP will (a) collect the *** in accordance with the Privacy Policy and applicable law, (b) tag such information in its databases as ***, and (c) make appropriate and adequate disclosures of any person, firm or enterprise entitled to access to or to otherwise obtain ***. During the Transition Period, MVP will deliver the *** to SportsLine in a mutually agreeable format at least ***. After the Transition Period, MVP will deliver the *** to SportsLine in a mutually agreeable format on a *** basis. Either party may use *** to conduct direct mail, email, and other promotional efforts to the extent permitted by applicable law and the Privacy Policy; however, neither party will provide, disclose, or make available to any third party (other than any of ***, parties entitled to such information pursuant to any ***, or as otherwise mutually agreed upon by the parties) any portion of the *** that consists of the *** without the other party's prior written consent.

        7.4. SportsLine User Data. To the extent permitted by applicable law and SportsLine's then-current privacy policies, SportsLine, upon MVP's reasonable request, will distribute to SportsLine User email addresses ("SportsLine User Data") mutually agreed upon direct mail, email, and other promotional efforts on behalf of MVP targeted at SportsLine Users ("Targeted MVP Promotions"). As between the parties, SportsLine retains exclusive ownership of any and all right, title and interest in and to SportsLine User Data and all related information, and MVP shall not be entitled to access to any such SportsLine User Data. No Targeted MVP Promotions may encourage *** to shop at *** during the Term.

         7.5. Third Party Store User Data. Ownership and Use of all data related to Third Party Store Users shall be governed by the agreement governing the applicable Third Party Store. Revenue generated by any promotional efforts targeted to Third Party Store Users shall be included in Net Merchandising Revenue.

         7.6. Additional Restriction on MVP Use of SportsLine Customer Data, SportsLine User Data, and Third Party Store User Data. Notwithstanding anything to the contrary in this Agreement (including MVP's right to promotion, marketing and advertising pursuant to Section 4, but subject to the restrictions set forth in Section 4.1(d)), MVP shall not, under any circumstances, use *** or *** for any purpose whatsoever other than to promote the *** and, as permitted by the applicable governing agreement, Third Party Stores, except that if a user registers on a *** using *** as for the SportsLine Stores or a Third Party

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

Store, rather than requiring the user to ***, MVP may *** for such user from the ***, or Third Party Store User Data and MVP's use of such registration information in connection with the MVP Web Sites will not give rise to Net Merchandising Revenue.

        7.7. *** Data. In furtherance of MVP's obligation pursuant to Section 3.1(g) to develop and maintain APIs necessary to interface with SportsLine's content publishing infrastructure, MVP, ***, will provide, on a *** basis, *** and *** (e.g., ***) that is identifiable via a *** or *** or *** in a secure manner using a format reasonably specified by SportsLine to enable the consolidation of SportsLine *** and *** capabilities. SportsLine will make such data, including ***, and ***, available to MVP for the purpose of targeting sales promotions for Sports Merchandise, ***.

         7.8. Acquired Business Customer Data. Information regarding Acquired Business Customers provided by SportsLine to MVP will be ***.

8.       LICENSE GRANTS AND INTELLECTUAL PROPERTY OWNERSHIP

         8.1. Sports Content License. During the Term, SportsLine hereby grants to MVP a worldwide, non-exclusive (except as provided in Section 6.8), royalty-free license to use, reproduce, distribute, create derivative works of (solely as needed to create the look and feel of the SportsLine Stores or as required to format the SportsLine Content for the SportsLine Stores, the Third Party Stores, and the MVP Web Sites), publicly perform, publicly display, and digitally perform the SportsLine Content on the SportsLine Stores, the applicable Third Party Stores, and the MVP Web Sites, to the extent permitted by third party licenses to which any such SportsLine Content is subject. All right, title, and interest in and to the SportsLine Content (including all rights therein under copyright, trademark, trade secret, and similar laws) not expressly granted to MVP in this Section 8.1 are hereby reserved to SportsLine or its licensors or suppliers, as applicable. Except as specifically permitted hereunder, MVP shall not provide, make available, link, reproduce, transmit, furnish or distribute the SportsLine Content itself or through or to third parties for use on or through any facility. MVP acknowledges and agrees that SportsLine reserves the right, at any time and from time, in the interests of its own editorial discretion and business judgment to modify or alter the SportsLine Content (provided that scores, statistics, game summaries, and similar content remains factually accurate). Except as specifically permitted hereunder, MVP has no right to alter, modify, adapt, translate, create derivative works or otherwise change, in form, format, sequence, context or substance, any SportsLine Content.

         8.2.     Trademark Licenses

                  (a) SportsLine Marks. During the Term, SportsLine hereby grants to MVP a non-transferable, non-exclusive license, without the right to sublicense, to use the SportsLine trade names and trademarks listed on Exhibit G (as such list may be updated from time to time by SportsLine) solely for advertising and marketing purposes, as well as on the SportsLine Stores and in links to and advertisements and promotions for the SportsLine Stores, Third Party Stores, and the MVP Web Sites. All rights to SportsLine Trademarks not expressly granted herein are reserved to SportsLine.

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

                  (b) MVP Marks. During the Term, MVP hereby grants to SportsLine a non-exclusive, non-transferable license, without the right to sublicense, to use the MVP trade names and trademarks listed on Exhibit H (as such list may be updated from time to time by MVP) solely for advertising and marketing purposes, as well as on the SportsLine Web Site and in links to and advertisements and promotions for the SportsLine Web Site, SportsLine Stores, Third Party Stores, or the MVP Web Sites. All rights to MVP Trademarks not expressly granted herein are reserved to MVP.

         8.3. Restrictions. The trademark owner may terminate the foregoing license with respect to any or all of its trade names or trademarks if, in its reasonable discretion, the licensee's use of the owner's trademarks or trade names ("Licensed Marks") in any way tarnishes, blurs, or dilutes the quality associated with the Licensed Marks or the associated goodwill. Title to and ownership of the owner's Licensed Marks will remain with the owner. The licensee will use the Licensed Marks in conformance with any trademark usage policies of the owner furnished in writing to the licensee. The licensee will not form any combination or derivative marks with the owner's Licensed Marks. The licensee will not take any action inconsistent with the owner's ownership of the Licensed Marks. Any benefits accruing from use of the Licensed Marks will automatically vest in the owner. Promptly following the owner's request, the licensee will submit to the owner or its representative samples of the licensee's use of the owner's Licensed Marks.

9.       PAYMENT

         9.1. E-commerce Revenue. Beginning on the Effective Date, MVP will be entitled to collect and receive all gross revenue from sales of goods and services through the SportsLine Stores. Within fifteen (15) days following the execution of this Agreement and continuing during the Transition Period, SportsLine will direct all such payments, net of costs for which MVP is responsible pursuant to this Agreement (for which SportsLine shall provide a detailed accounting to MVP), it receives to an account designated by MVP.

         9.2. Promotional Fees; Guaranteed Minimum Payment. As consideration for the promotion to be provided by SportsLine pursuant to this Agreement, MVP will pay promotional fees ("Promotional Fees") to SportsLine, which will be calculated by multiplying MVP's Net Merchandising Revenues by the applicable percentage set forth in the table below. At a minimum, MVP will make guaranteed payments of one hundred twenty million dollars ($120,000,000) ("Total Guaranteed Promotional Fees") in Promotional Fees in the aggregate over the Term, which shall be payable in equal Quarterly installments (except for Quarterly installments due on account of the first Year) as set forth in Section 9.3 below (each, a "Quarterly Guaranteed Payment").

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

------------------------------- --------------------------------------------------------- ----------------------------
                                                                                           GUARANTEED ANNUAL MINIMUM
            YEARS                                   PROMOTIONAL FEES                                PAYMENT
------------------------------- --------------------------------------------------------- ----------------------------
                                 NET MERCHANDISING REVENUE    NET MERCHANDISING REVENUE
                                      UP TO AMOUNT OF          ABOVE GUARANTEED ANNUAL
                                 GUARANTEED ANNUAL MINIMUM              MINIMUM
                                          PAYMENT                       PAYMENT
------------------------------- ---------------------------- ---------------------------- ----------------------------
              1                             ***                          ***                          ***
------------------------------- ---------------------------- ---------------------------- ----------------------------
              2                             ***                          ***                          ***
------------------------------- ---------------------------- ---------------------------- ----------------------------
              3-4                           ***                          ***                          ***
------------------------------- ---------------------------- ---------------------------- ----------------------------
              5-6                           ***                          ***                          ***
------------------------------- ---------------------------- ---------------------------- ----------------------------

             7-10                           ***                          ***                          ***
------------------------------- ---------------------------- ---------------------------- ----------------------------

Net Merchandise Revenue calculated pursuant to Section *** shall be *** for purposes of determining whether Net Merchandising in a particular Contract Year equals or exceeds the applicable Guaranteed Annual Payment for such Contract Year, but shall be *** for purposes of determining Promotional Fees payable to SportsLine in excess of the applicable Guaranteed Annual Payment.

         9.3. Payment Terms. MVP will pay Promotional Fees to SportsLine on a Quarterly basis, calculated from the Effective Date, as follows: within five (5) days following the execution of this Agreement, MVP will pay Quarterly Guaranteed Payments due for the first *** totaling ***. Beginning with the ***, MVP will pay the Quarterly Guaranteed Payment for such Quarter on the first business day of such Quarter. If the Promotional Fees owed to SportsLine for a particular Quarter exceed the Quarterly guaranteed minimum payment made at the beginning of that Quarter, then MVP will be responsible for and add the difference to the next payment of guaranteed minimum payments. At the end of each Contract Year, if the aggregate amount paid to SportsLine for such Contract Year is greater than the amount of Promotional Fees actually accrued during such Contract Year, which in turn is greater than the guaranteed minimum payments for such Contract Year, within thirty (30) days of receiving an invoice from MVP, SportsLine will refund to MVP the difference between the amount paid and the amount actually accrued.

         9.4. Equity. As additional consideration for the promotion to be provided by SportsLine pursuant to this Agreement, MVP shall issue to SportsLine *** of MVP in accordance with that certain *** Agreement of even date herewith.

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

10.      REPORTING

         10.1. Records. During the Term and for at least *** after the termination or expiration of this Agreement, MVP will maintain complete and accurate records relating to Promotional Fees and Net Merchandising Revenues. During the Transition Period and for at least *** thereafter, SportsLine will maintain complete and accurate records relating to revenues received by SportsLine from the SportsLine Stores during the Transition Period and the associated costs and expenses including charge-backs, returns, rebates, sales, use, and similar taxes, and shipping and handling charges.

         10.2. Reports. Within *** following the end of each Quarter, and within *** following the end of the last Quarter of the Term of this Agreement, MVP will, consistent with the posted Privacy Policy for the SportsLine Stores and the posted privacy policy for the applicable Third Party Stores, deliver to SportsLine a report showing in reasonable detail the computation of the Promotional Fees that accrued during such Quarter, including ***. Within *** following the conclusion of the Transition Period, SportsLine will render to MVP a report showing in reasonable detail the revenue received by SportsLine from the SportsLine Stores during the Transition Period and the associated costs and expenses including charge-backs, returns, rebates, sales, use, and similar taxes, and shipping and handling charges. Such reports may be provided in a mutually agreed upon electronic format. All reports delivered by MVP to SportsLine pursuant to this Section 10.2 will be considered Confidential Information of MVP.

         10.3. Asset Certificate. On or before the due date of each Quarterly Guaranteed Payment, MVP shall deliver to SportsLine a certificate, executed by an executive officer of MVP, certifying that MVP has sufficient liquid assets, or specific plans to raise sufficient liquid assets (through additional rounds of private financing, public offerings of equity or debt securities, or otherwise), to pay SportsLine the next ***) Quarterly Guaranteed Payments that will become due.

         10.4. SportsLine Audit Rights. During the Term and for ***, upon at least *** days advance notice and no more than *** per Contract Year, SportsLine will have the right to have a nationally recognized auditing firm, selected in SportsLine's sole discretion, inspect MVP's relevant books and records to ensure the accuracy of Promotional Fees reported by MVP to SportsLine. Any such inspection will be conducted during normal business hours and in a manner that does not unreasonably interfere with MVP's normal business operations. SportsLine will pay the fees and expenses of the auditing firm retained by SportsLine to perform any such inspection, except as follows: if an audit documents that MVP has underpaid SportsLine in any calendar year by an amount equal to *** or more of the amount that should have been paid hereunder, then MVP shall reimburse SportsLine for its actual reasonable cost incurred to the auditing firm to conduct such audit, in addition to the amount of the underpayment.

         10.5. MVP Audit Rights. During the Transition Period and for *** thereafter, upon at least *** advance notice, MVP will have the right to have a nationally recognized auditing firm, selected in MVP's sole discretion, inspect SportsLine's relevant books and records to ensure the accuracy of revenues, costs, and expenses reported by SportsLine to MVP. Any such inspection will be

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

conducted during normal business hours and in a manner that does not unreasonably interfere with SportsLine's normal business operations. MVP will pay the fees and expenses of the auditing firm retained by MVP to perform any such inspection except as follows: if an audit documents that SportsLine has underpaid MVP by an amount equal to *** or more of the amount that should have been paid hereunder, then SportsLine shall reimburse MVP for its actual reasonable cost incurred to the independent auditing firm to conduct such audit, in addition to the amount of the underpayment.

         10.6. Confidentiality. In the event of an audit initiated by a party, neither party's independent auditor shall disclose to the auditing party or any third party the contents of the audited party's books and records, other than information necessary to determine the calculation of the correct amount of any payments required to be made hereunder.

11.      CONFIDENTIALITY

         11.1. Confidential Information. For purposes of this Agreement, "Confidential Information" means all information disclosed by either party to the other party, including the terms and conditions of this Agreement or any other agreement between the parties, trade secrets of the parties, any nonpublic information relating to a party's product plans, designs, ideas, concepts, costs, prices, finances, marketing plans, business opportunities, personnel, research, development, or know-how, and any other nonpublic technical or business information of a party or other information designated as "Confidential Information" by the disclosing party. Without limiting the generality of the foregoing, the following information will be deemed to be Confidential Information, even if not expressly so marked: the capabilities, technical descriptions and source code (if any) relating to either party's released or unreleased software products or services; the marketing and promotion plans of each party's products or services; either party's financial information and business practices or policies; and each party's customer lists and customer information.

         11.2. Exceptions. Confidential Information does not include information that: (i) is now or subsequently becomes generally available to the public through no fault or breach on the part of the receiving party; (ii) the receiving party can demonstrate to have had lawfully in its possession without an obligation of confidentiality prior to disclosure hereunder; (iii) is independently developed by the receiving party without the use of any Confidential Information of the disclosing party as evidenced by written documentation; or (iv) the receiving party lawfully obtains from a third party who has the right to transfer or disclose it and who provides it without any obligation to maintain the confidentiality of such information.

         11.3. Confidentiality Obligations. Each party agrees that it will (a) not disclose, without the other party's prior written consent, the other party's Confidential Information to any third party (other than a party's legal and financial advisors and lenders as provided in clause (c) below); (b) use the other party's Confidential Information only to the extent necessary to perform its obligations or exercise its rights under this Agreement; (c) disclose the other party's Confidential Information only to those of its employees, and legal and financial advisors and lenders who need to know such information for purposes of this Agreement and who are bound by confidentiality obligations no less restrictive than this Section 11; and (d) protect all Confidential

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

Information of the other party from unauthorized use, access, or disclosure in the same manner as it protects its own confidential information of a similar nature, and in no event with less than reasonable care. Notwithstanding either party may disclose the terms of Section 5.2 hereof to ***, and either party may disclose the terms of this Agreement to the financial advisors of the acquiring party in connection with a contemplated Change in Control of such party (provided that any third party to whom the terms of this Agreement are to be disclosed signs a confidentiality agreement no less restrictive than those set forth in this Section 11).

         11.4. Mandatory Disclosure. If the receiving party receives notice that it may be required or ordered to disclose any Confidential Information in connection with legal proceedings or pursuant to a subpoena, order or a requirement or an official request issued by a court of competent jurisdiction or by a judicial, administrative, legislative, regulatory or self regulating authority or body, it shall cooperate with the other to seek confidential treatment of such Confidential Information and shall uses its best efforts to give the disclosing party sufficient prior written notice in order to contest such requirement or order. Nothing herein shall be construed to impose any obligation to disclose any Confidential Information. If this Agreement or any of its terms or any other Confidential Information must be disclosed in connection with legal proceedings or pursuant to a subpoena, order or a requirement or an official request issued by a court of competent jurisdiction or by a judicial, administrative, legislative, regulatory or self regulating authority or body, the disclosing party shall (i) first give written notice of the intended disclosure to the other party, within a reasonable time prior to the time when disclosure is to be made, (ii) consult with the other party on the advisability of taking steps to resist or narrow such request, and (iii) if disclosure is required or deemed advisable, cooperate with the other party in any attempt that it may make to obtain an order or other reliable assurance that confidential treatment will be accorded to designated portions of the Confidential Information or otherwise be held in the strictest confidence to the fullest extent permitted under the laws, rules or regulations of any other applicable governing body.

         11.5. Return of Information. Each party will, except to the extent inconsistent with (i) its use in connection with legal proceedings, or (ii) applicable law, regulations, rules or official requests, at the disclosing party's election, destroy or return to the other party any tangible copies of the other party's Confidential Information, and permanently delete all electronic copies of the other party's Confidential Information, in such party's possession or control at the request of the other party and upon termination of this Agreement, and will certify in writing to the other party that it has done so.

12.      TERM AND TERMINATION

         12.1. Term. The term of this Agreement will be ten (10) years from the Effective Date (the "Term").

         12.2. Termination Rights

                  (a) Notwithstanding Section 12.1, either party may terminate this Agreement at any time upon written notice to the other party if:

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

                           (i) the other party has committed a material breach of this Agreement, has failed to cure such breach within *** days of receipt of notice from the terminating party specifying the breach, and the breach remains uncured at the time of termination; or

                           (ii) the other party ceases to conduct business, becomes insolvent, makes a general assignment for the benefit of its creditors, has a receiver or custodian appointed for it, or becomes the subject of voluntary or involuntary bankruptcy or liquidation proceedings.

                  (b) In addition to the right of termination in sub-section
         (a), MVP will have the right to terminate this Agreement, upon written notice to SportsLine (or its successor), if SportsLine enters into a Change in Control transaction with an MVP Competitor, and SportsLine will have the right to terminate this Agreement, upon written notice to MVP (or its successor), if MVP enters into a Change in Control transaction with a SportsLine Competitor.

                  (c) Any breach of Sections ***, will be considered a material breach of this Agreement; provided, however, that the foregoing will not be construed to imply that breaches of other provisions of this Agreement are not material.

                  (d) The parties acknowledge that a series of breaches of sections *** (x) of which a *** and the breaching party has not taken reasonable steps to prevent, and (y) *** shall give rise to a right of termination by the non-breaching party without a right of the breaching party to cure the breach, notwithstanding Section 12.2(a)(i).

         12.3. Effects of Termination.

                  (a) General. Upon expiration or termination of this Agreement for any reason, all licenses granted in this Agreement will immediately terminate and the parties will promptly remove the links between their respective Web sites and wind up operations in accordance with an exit plan to be mutually agreed upon by the parties, which shall, at a minimum, include assistance with the migration of *** and similar data related to Third Party Stores. Within *** days after the expiration or termination of this Agreement, the parties will settle up and pay any net amounts owed from one party to the other in connection with this Agreement.

                  (b) Upon a Change of Control. Upon early termination of the Agreement pursuant to Section 12.2 (except for termination due to breach by SportsLine or SportsLine's entry into a Change in Control transaction with an MVP Competitor), MVP will grant a nonexclusive, nontransferable license to SportsLine to reproduce, distribute, create derivative works of, publicly perform, publicly display, and digitally perform the software (including the HTML code) as needed to operate the SportsLine Stores, subject to any third party authorizations or consents necessary to sublicense third party software or content, for a period of one (1) year following the effective date of termination.

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

                  (c) Section *** Termination. In the event of a termination of this Agreement pursuant to *** resulting from a breach of *** by ***, all unpaid *** due as of the effective date of termination or to become due during the remainder of the Term shall accelerate and become immediately due and payable upon the effective date of termination. In the event of a termination of this Agreement pursuant to *** resulting from a breach of *** by ***, Section *** will survive such termination and *** will be entitled to a *** made by ***.

         12.4. Survival. Sections 1 (Definitions), 8.3 (Restrictions), 11 (Confidentiality), 12.3 (Effects of Termination), 13 (Representations and Warranties), 14 (Indemnification), 15 (Dispute Resolution), and 16 (General) will survive the expiration or termination of this Agreement. Sections 10.1 (Records), 10.2 (Reports), and 10.3 (SportsLine Audit Rights) will survive the expiration or termination of this Agreement for the periods of time set forth in such Sections.

13.      REPRESENTATIONS AND WARRANTIES.

         13.1. Each Party. Each party represents and warrants to the other party that (a) it has and will have full right, power, and authority to enter into this Agreement and perform its obligations under this Agreement; (b) that its execution and performance of this Agreement will not breach or cause a conflict with any other agreement to which it is party; and (c) any Sports Content, information and materials provided by one party to the other party and the other party's permitted use thereof shall not infringe upon any third party's rights or contravene any applicable laws or regulations.

         13.2. SportsLine. SportsLine represents and warrants that:

                  (a) Exhibit A contains a complete and accurate list of all active URLs upon which are hosted discrete SportsLine Stores (i.e., excluded from the list are URLs which may direct or redirect traffic to a URL upon which is hosted a SportsLine Store, but which itself is merely an intermediary address, and URLs of the stores operated by the subsidiaries of SportsLine being acquired by MVP) as of the date of execution of this Agreement.

                  (b) Exhibit E contains a complete and accurate list of all active URLs upon which are hosted discrete Third Party Stores (i.e., excluded from the list are URLs which may direct or redirect traffic to a URL upon which is hosted a Third Party Store, but which itself is merely an intermediary address) as of the date of execution of this Agreement, and

                  (c) Exhibit F contains a complete and accurate list of all agreements between SportsLine and a third party in effect as of the Effective Date relating to Third Party Stores (other than agreements involving the subsidiaries of SportsLine being acquired by MVP).

         13.3. Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION 13, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE OTHER PARTY AND EACH PARTY SPECIFICALLY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING THE WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

14.      INDEMNIFICATION

         14.1. By SportsLine. Subject to and in accordance with Section 14.3, SportsLine will indemnify and hold MVP harmless from and against all third-party claims, suits or actions ("Third Party Claims") brought against or suffered or incurred by MVP that result from or are attributable to (a) ***; (b) ***; (c) ***; or (d) ***.

         14.2. By MVP. Subject to and in accordance with Section 14.3, MVP will indemnify and hold SportsLine harmless from and against all Third Party Claims brought against or suffered or incurred by SportsLine that result from or are attributable to:

         (a) ***(b) ***(c) ***(d) ***(e) ***(f) ***(g) ***(h) *** or ***(i) ***

         14.3. Conditions Precedent to Duty of Indemnification. In the event of any Third Party Claim for which one party (the "Indemnified Party") is entitled to indemnification by the other party (the "Indemnifying Party") under this Section 14, the Indemnifying Party will defend the Third Party Claim at its own expense with counsel of its own choice and will pay all amounts agreed to in a monetary settlement of the Third Party Claim and all damages awarded as a final judgment by a court of competent jurisdiction, subject to the conditions that (i) the Indemnified Party gives the Indemnifying Party prompt written notice of the Third Party Claim, (ii) the Indemnified Party gives the Indemnifying Party sole control of the defense and settlement of the Third Party Claim, and (iii) the Indemnified Party cooperates with the Indemnifying Party, at the Indemnifying Party's reasonable request and expense, in the defense or settlement of the Claim. The Indemnified Party may, at its own expense, participate in any such Third Party Claim with counsel of its own choice. The Indemnifying Party must obtain the prior written approval of the Indemnified Party before entering into or making any settlement, compromise, admission, or acknowledgment (whether by agreement, consent judgment or otherwise) of the validity of such claim or action, which approval may be conditioned upon the procuring a release of the Indemnified Party and its Affiliates and their respective officers, directors and employees and the confidentiality of any such settlement or compromise, and which approval will not be unreasonably withheld.

         14.4. Insurance. MVP shall provide and maintain, at its own expense, general commercial liability insurance, including product liability and advertising injury coverage, with aggregate limits of not less than *** underwritten by companies rated A or better by A.M. Best, AA or better by Moody's or AA or better by Standard & Poors, and shall cause such policy or policies to be endorsed to state that SportsLine is an additional named insured thereunder. A certificate of insurance evidencing such coverage shall be furnished to SportsLine within *** calendar days of the full execution of this Agreement, and within *** calendar days after any renewal or replacement thereof. MVP shall make all such policies available to SportsLine for inspection upon SportsLine's request. Such insurance policy or policies shall provide that the insurer shall not terminate or materially modify such policy or remove SportsLine as additional named insured without prior written notice to SportsLine at least *** calendar days in advance thereof.

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

15.      Dispute Resolution

         15.1. General. The parties shall act in good faith and use commercially reasonable efforts to promptly resolve any claim, dispute, controversy or disagreement (each a "Dispute") between the parties or any of their respective Affiliates under or related to this Agreement.

         15.2. Second Level Managers. If the parties cannot resolve the Dispute within a reasonable time frame, the Dispute shall be submitted in writing to Brent Hill (or another executive of MVP of Vice President level or above, as selected by MVP) and Dan Head (or another executive of SportsLine of Vice President level or above, as selected by SportsLine) (each, a "Second Level Manager"; collectively, the "Second Level Management") for resolution exclusively (subject to Section 15.5 below) for a period of *** days after such Dispute is submitted to them.

         15.3. First Level Managers. If the Second Level Managers are unable to resolve such dispute within such *** day period, the Dispute shall be submitted in writing to John Costello (or his successor, as selected by MVP) and Andrew Sturner (or his successor of equal or greater seniority, as selected by SportsLine) (collectively, the "First Level Managers" and together with the Second Level Managers, the "Management Committee") for resolution exclusively (subject to Section 15.5 below) for *** days after the Dispute was submitted to the First Level Managers. The Management Committee will have the final and exclusive right to resolve Disputes arising from any provision of this Agreement which expressly or implicitly provides for the parties to reach mutual agreement as to certain terms.

         15.4. Mediation. If the First Level Managers are unable to resolve the Dispute during such *** day period to both parties' satisfaction, then the dissatisfied party may submit the Dispute to non-binding mediation as follows. The party that did not submit the Dispute to mediation shall have *** days to select in good faith an impartial unaffiliated third party to act as mediator (the "Mediator") and the parties shall submit the Dispute to the Mediator for resolution. For a period of *** days, the Mediator shall have the exclusive right to mediate the Dispute (subject to the exclusive right of the Management Committee resolve certain Disputes as set forth above). Each party shall pay its own expenses of witnesses and all other expenses and costs in connection with the presentation of such party's case (collectively, "Attorneys' Fees"). The remaining costs of the mediation, including fees of the Mediator, if any, costs of records or transcripts and administrative fees (collectively, "Mediation Costs") shall be born equally by the parties.

         15.5. Continued Performance. During the Dispute resolution process set forth above, each party shall in good faith continue to perform its obligations under this Agreement in accordance with the terms and conditions of this Agreement. Each party agrees that it shall submit any and all Disputes for resolution through the Management Committee and the Mediator prior to commencing litigation regarding such Dispute, provided that either party shall be entitled to seek solely injunctive relief during the pendency of any such mediation.

         15.6. Unresolved Disputes. Any suit or action relating to a Dispute that is not resolved pursuant to the foregoing procedures shall be brought in a federal court in the State of Florida (or other

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

state to which SportsLine may move its principal place of business) if commenced by MVP and in the State of Illinois (or other state to which MVP may move its principal place of business) if commenced by SportsLine. Each party consents to the exclusive jurisdiction of the United States District Court for the Southern District of Florida with respect to litigation wherein MVP is the Plaintiff, and each party consents to the exclusive jurisdiction of the United States District Court for the Northern District of Illinois with respect to litigation wherein SportsLine is the plaintiff.

16.      GENERAL

         16.1. Disclaimer of Consequential Damages. NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, EXEMPLARY, OR PUNITIVE DAMAGES (INCLUDING ANY LOST PROFITS) ARISING FROM OR RELATING TO THIS AGREEMENT REGARDLESS OF THE FORM OF ACTION OR THE BASIS OF THE CLAIM OR WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING DISCLAIMERS AND LIMITATIONS OF LIABILITY WILL NOT BE CONSTRUED TO LIMIT EITHER PARTY'S LIABILITY OR OBLIGATIONS UNDER SECTIONS 11 (CONFIDENTIALITY) OR 14 (INDEMNIFICATION).

         16.2. Force Majeure. If performance hereunder, including MVP's compliance with the service levels set forth on Exhibit C, is prevented, restricted or interfered with by any act or condition whatsoever beyond the reasonable control of a party and without such party's fault or negligence, the party so affected, upon giving prompt written notice to the other party, will be excused from such performance solely to the extent of such prevention, restriction or interference; provided, however, the non-affected party may terminate this Agreement without further obligation or liability of any kind upon written notice to the affected party if the affected party's failure to perform or delay in performance would otherwise constitute a material breach of this Agreement and continues uncured for a period of forty-five (45) days from the time such party receives notice of the force majeure event from the affected party. Each party acknowledges that the operation of the other party's Web site and services may be interfered with by numerous factors beyond a party's control.

         16.3. Relationship of Parties. Nothing in this Agreement will be construed as creating any agency, partnership, or other form of legal association or joint enterprise between the parties. Neither party will have the authority to act or create any binding obligation on behalf of the other party, and neither party will represent to any third party that it has the authority to act or create any binding obligation on behalf of the other party. Each party's personnel are not employees or agents of the other parties for federal, state or other taxes or any other purposes whatsoever, and are not entitled to compensation, employee benefits or other incidents of employment from any of the other parties.

         16.4. Notices. All notices, consents, waivers, and other communications intended to have legal effect under this Agreement must be in writing, must be delivered to the other party at the address set forth below by personal delivery, certified or registered mail (postage pre-paid), confirmed facsimile (with a copy sent by other means authorized in this section), or a nationally recognized overnight courier, and will be effective upon receipt (or when delivery is refused). Each party may change its address for receipt of notices by giving notice of the new address to the other party.

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

                  If to MVP, to:                                       If to SportsLine, to:

                  MVP.com, Inc.                                        SportsLine.com, Inc.
                  600 W. Fulton St., Suite 502                         6340 N.W. 5th Way
                  Chicago, IL  60661                                   Ft. Lauderdale, FL  33309
                  Attn: John Costello                                  Attn: President
                  Fax:  (312) 715-9891                                 Fax:  (954) 351-9175

                  With a copy to:                                      With a copy to:

                  Cooley Godward LLP                                   SportsLine.com, Inc.
                  5 Palo Alto Square                                   6340 N.W. 5th Way
                  3000 El Camino Real                                  Ft. Lauderdale, FL  33309
                  Palo Alto, CA 94306                                  Attn: VP, Legal & Business Affairs
                  Attn: Eric Reifschneider, Esq.
                  Fax:  (650) 857-0663                                 Fax:  (954) 351-0368

         16.5. Governing Law. This Agreement will be governed by and interpreted in accordance with the laws of the State of *** as such laws apply to contracts made between *** residents to be performed entirely within ***.

         16.6. Injunctive Relief. It is understood and agreed that, notwithstanding any other provision of this Agreement, any breach of *** by either party will cause irreparable damage for which recovery of money damages would be inadequate, and that the non-breaching party will therefore be entitled to seek timely injunctive relief as permitted under applicable law to protect such party's rights, in addition to any and all remedies available at law or in equity.

         16.7. Waiver. The failure of either party to require performance by the other party of any provision of this Agreement will not affect such party's right to require such performance at any time thereafter; nor will the waiver by either party of a breach of any provision of this Agreement be taken or held to be a waiver of the provision itself.

         16.8. Severability. If any provision of this Agreement is unenforceable or invalid under any applicable law or is so held by applicable court decision, such unenforceability or invalidity will not render this Agreement unenforceable or invalid as a whole, and such provision will be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

         16.9. Assignment. Neither this Agreement nor any rights or obligations of either party under this Agreement may be assigned in whole or in part without the prior written consent of the other party except in connection with a sale of all or substantially all of the assets of the assigning party, provided that the party to whom this agreement is to be assigned must agree to be bound by the terms and conditions of this Agreement. Any attempted assignment in violation of the preceding sentence will be void. Notwithstanding the foregoing, nothing in

 CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
              EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSION.

this Section 16.9 prevents either party from engaging any third-party subcontractors to fulfill any of its duties or obligations under this Agreement as otherwise permitted hereunder, provided, however, that such party remains fully liable for the fulfillment of such duties or obligations.

         16.10. Publicity. It is contemplated that the parties will issue a joint press release announcing the execution of this Agreement, the sale of SportsLine's subsidiaries pursuant to that certain Stock Purchase Agreement of even date herewith, and the issuance of MVP Series D preferred stock to SportsLine and ***. Except as specifically set forth in this Agreement, neither party shall use the name, service or trademarks, or refer to the other, its products and/or services in any advertising, publicity releases or marketing communication, without prior written approval of such other party which shall not be unreasonably withheld.

         16.11. Construction. The section headings appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or extent of such section or in any way affect this Agreement. Unless otherwise expressly stated, when used in this Agreement the word "including" means "including but not limited to." Each party represents that it has had the opportunity to participate in the preparation of this Agreement and hence the parties agree that the rule of construction that ambiguities be resolved against the drafting party will not apply to this Agreement. This Agreement may be executed in counterparts and may be amended only in a document signed by both parties.

         16.12. Entire Agreement and Amendment. The Exhibits attached to this Agreement are incorporated by reference and constitute a part of this Agreement. Except for the documents governing the Series D preferred stock to be issued to SportsLine pursuant to Section 9.4, this Agreement completely and exclusively states the agreement of the parties regarding its subject matter. It supersedes, and its terms govern, all prior understandings, agreements, term sheets, letters of intent, memoranda of understanding, or other communications between the parties, oral or written, regarding such subject matter.

                            [Signature Page Follows]

                                [Signature Page]



IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates set forth below.

SPORTSLINE.COM, INC.                         MVP.COM, INC.


By: /s/ Michael Levy                         By: /s/ John Costello
--------------------                         ---------------------
Name: Michael Levy                           Name:  John Costello
Title:  President & Chief Executive Officer  Title: President & Chief Executive
                                             Officer